Exhibit 99.2

Date: October 23, 2013
Media Contact:	Investor Contact:
Michael Kinney	Joanne Fairechio
732-938-1031	732-378-4967
mkinney@njresources.com	jfairechio@njresources.com
Dennis Puma
732-938-1229
dpuma@njresources.com

NJR CLEAN ENERGY VENTURES ANNOUNCES

FIRST ONSHORE WIND PROJECT

Two Dot Wind Farm Represents Opportunity to Grow, Diversify

NJRCEV’s Clean Energy Portfolio

WALL, N.J. – NJR Clean Energy Ventures (NJRCEV), the unregulated clean energy subsidiary of New Jersey Resources, today announced the acquisition of its first onshore wind project. Named for the Montana town it is adjacent to, the Two Dot wind farm will be located on 176 acres of rural-agricultural land, approximately 93 miles east of the state capital of Helena. NJRCEV will invest approximately $22 million and be responsible for constructing, owning and operating the wind farm that will consist of six, GE 1.62 megawatt, 87-meter rotor diameter wind turbines for a total capacity of 9.72 megawatts.

“The acquisition of the Two Dot wind project is a significant milestone for NJR Clean Energy Ventures,” said Laurence M. Downes, chairman and CEO of New Jersey Resources. “As our first onshore wind project, it represents a viable long-term growth opportunity for our company and shareowners. We believe it is a sound investment that advances the planned diversification of our clean energy portfolio.”

The project was developed by OwnEnergy, Inc., a developer of mid-size and community wind projects. OwnEnergy’s business model involves partnering with local energy entrepreneurs to co-develop mid-size wind farms. In 2012, NJRCEV acquired an approximate 19 percent ownership position in OwnEnergy, with an option to purchase projects that fit its investment profile. This is the first OwnEnergy project purchased by NJRCEV.

NJRCEV will engage Mortenson Construction for the engineering, procurement and construction of the project. A leader in renewable energy construction, Mortenson has completed 124 wind projects totaling over 13,000 megawatts of clean, renewable energy, or approximately 20 percent of the installed wind capacity in the United States, since 1995. NJRCEV expects the wind farm will be operational by summer 2014.

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NJR CLEAN ENERGY VENTURES ANNOUNCES FIRST

ONSHORE WIND PROJECT

Two Dot Wind Farm Represents Opportunity to Grow, Diversify CEV’s Clean Energy Portfolio

The energy produced at Two Dot, as well as the renewable attributes, will be sold through a 25-year power purchase agreement with NorthWestern Energy, a natural gas and electricity supplier that serves over 673,000 customers in Montana, South Dakota and Nebraska. Additionally, NJRCEV expects the wind farm will qualify for federal production tax credits (PTC), which are based on kilowatt-hour output. All PTCs generated by Two Dot will be retained by NJR.

NJRCEV invests in, owns and operates renewable energy projects that generate clean power and provide low-carbon energy solutions. These solutions benefit its customers, while providing growth opportunity for shareholders. To date, NJRCEV’s approach has focused on commercial and residential solar project development in New Jersey. As a part of its clean energy strategy, NJRCEV will look to diversify its holdings to include small to mid-sized onshore wind projects, supported by long-term power purchase agreements, as well as other energy investments such as combined heat and power (CHP) projects.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding the size of NJRCEV’s investment in the Two Dot wind farm, estimates regarding the date of completion of the wind farm, NJRCEV’s qualification for PTCs related to Two Dot wind farm, and the diversification of NJR’s clean energy portfolio.

Factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with our investments in renewable energy projects and our investment in an onshore wind developer, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for ITCs and PTCs, the future market for Solar Renewable Energy Certificates (SRECs) and operational risks related to projects in service; timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K and the Form 10-Q for the quarter ended March 31, 2013, filed on May 3, 2013.

-more-

NJR CLEAN ENERGY VENTURES ANNOUNCES FIRST

ONSHORE WIND PROJECT

Two Dot Wind Farm Represents Opportunity to Grow, Diversify CEV’s Clean Energy Portfolio

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management. With annual revenues in excess of $2 billion, NJR is comprised of five key businesses:

•	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve approximately half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.

•	NJR Clean Energy Ventures is a clean energy company that invests in, owns and operates solar and onshore wind projects with a total capacity in excess of 54 megawatts, providing residential and commercial customers with low carbon solutions.

•	NJR Energy Services, NJR’s wholesale energy services business, manages a diversified portfolio of natural gas transportation and storage assets and provides customized energy solutions to its customers across North America.

•	NJR Midstream invests and maintains an equity ownership in a natural gas storage facility and a transportation pipeline, and serves companies from local distributors and producers to electric generators and wholesale marketers.

•	NJR Home Services is a provider of heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to nearly 130,000 residential homes and businesses throughout New Jersey.

NJR and its more than 900 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

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